Exhibit 4.01

COMMON INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE SEE REVERSE SIDE FOR CERTAIN DEFINITIONS CUSIP 420877 20 1 THIS CERTIFIES THAT is the owner of FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, $0.001 PAR VALUE, OF HAYNES INTERNATIONAL, INC. (hereinafter, the “Corporation”) transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Corporation’s Certificate of Incorporation, as amended, and By-laws, as amended. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar. WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. Dated: COUNTERSIGNED AND REGISTERED: WELLS FARGO BANK, N.A. TRANSFER AGENT AND REGISTRAR BY AUTHORIZED SIGNATURE HAY AMERICAN FINANCIAL PRINTING INCORPORATED – MINNEAPOLIS HAYNES INTERNATIONAL, INC. DELAWARE CORPORATE SEAL 1989 PRESIDENT AND CHIEF EXECUTIVE OFFICER VICE PRESIDENT-GENERAL COUNSEL AND CORPORATE SECRETARY